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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: April 22, 2003

                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)


                    Ohio                       1-4379            31-1598292
      (State or other jurisdiction          (Commission        (IRS Employer
             of incorporation)              File Number)     Identification No.)

         201 East Fourth Street
             Cincinnati, Ohio                                       45202
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (513) 723-7000

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Form 8-K                                                   Convergys Corporation

Item 5.   Other Events.

         On April 22, 2003, Convergys Corporation announced that its Board of Directors authorized the Company to repurchase 10 million of its common shares from time to time as market and business conditions warrant. This authorization is in addition to the repurchase of 10 million common shares previously authorized by the Board in February 2003. As of April 21, 2003 Convergys has repurchased about 7.1 million shares pursuant to the February authorization. The repurchases may be through open market and privately negotiated transactions. Convergys currently has approximately 173.9 million common shares outstanding of which approximately 24.9 million shares are held in treasury.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CONVERGYS CORPORATION

                                  By:   /s/ William H. Hawkins II
                                       -----------------------------------------
                                        William H. Hawkins II
                                        Senior Vice President General Counsel
                                        and Secretary

Date: April 22, 2003